                                                                    EXHIBIT 99.1

================================================================================
Contact:    Alexion Pharmaceuticals, Inc.  Noonan/Russo Communications, Inc.
            Leonard Bell, M.D.             Ernie Knewitz (Media)
            Chief Executive Officer        (212) 696-4455 Ext. 204
            (203) 272-2596

            Rx Communications
            Rhonda Chiger (Investor)
            917-322-2569
================================================================================

    ALEXION PROMOTES DAVID W. KEISER TO PRESIDENT AND CHIEF OPERATING OFFICER

Cheshire, Conn., March 19, 2002 -- Alexion Pharmaceuticals Inc. (Nasdaq:ALXN) announced today that the Board of Directors of the Corporation have elected Mr. David W. Keiser to the newly created position of President and Chief Operating Officer. Mr. Keiser, 50, was most recently Executive Vice President and Chief Operating Officer of Alexion. Additionally, Mr. Keiser has been elected as a Director of the Corporation, expanding the total membership of the Board to eight.

"David's responsibilities have continued to markedly increase since he joined Alexion shortly after its founding. This promotion reflects his outstanding contributions to the company's growth and the expanded role he will assume in the company's evolution," stated Leonard Bell, M.D., Chief Executive Officer of Alexion. "Among David's many operational and strategic contributions is his recent initiative and leadership in the successful restructuring of our pexelizumab alliance with Procter & Gamble. As our lead drug pexelizumab continues in the Phase III pivotal PRIMO-CABG trial, David's focus will increasingly move toward building the necessary infrastructure to expand Alexion's business from the discovery and development stage to commercialization. On a personal level, I am grateful for David's continued commitment and look forward to working with him on an even closer basis as he assumes these greater responsibilities."

"David has been instrumental in helping build Alexion during his tenure with the company," stated John H. Fried, Ph.D., Chairman of the Board of Directors. "The Board of Directors has benefited from his wisdom and insights, and I am delighted that he has now taken on the additional responsibility of President of the Corporation and as a member of the Board. I look forward to continuing to work with him in his new capacity."

Mr. Keiser has been Alexion's Executive Vice President and Chief Operating Officer since 1992. Prior to joining Alexion, Mr. Keiser held various positions with G.D. Searle & Company from 1986 to 1992, most recently as Senior Director of Asia Pacific Operations and prior to that position as Senior Director of Product Licensing. From 1978 to 1985, Mr. Keiser held international general management and business development positions at Mundipharma AG and at F. Hoffmann La Roche, in Basel, Switzerland. Mr. Keiser received his B.A. from Gettysburg College.

Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including cardiovascular and autoimmune disorders, inflammation and cancer. Alexion's two lead product candidates, pexelizumab and eculizumab, are currently in eight clinical development programs. Alexion is developing pexelizumab, an antibody fragment, in collaboration with Procter & Gamble Pharmaceuticals.

Together the firms have initiated a Phase III clinical study with pexelizumab in cardiopulmonary bypass patients, and are currently conducting two large Phase II studies with pexelizumab in acute myocardial infarction patients. Alexion's other lead product candidate, eculizumab, is being studied in a Phase IIb trial for the treatment of rheumatoid arthritis. Eculizumab is also in Phase II trials for the treatment of membranous nephritis and for lupus nephritis, and in earlier stage clinical trials for the treatment of dermatomyositis and pemphigoid. Additionally, through its wholly owned subsidiary, Alexion Antibody Technologies, Inc., Alexion is engaged in discovering and developing a portfolio of additional antibody therapeutics targeting severe unmet medical needs. This press release and further information about Alexion Pharmaceuticals, Inc. can be found on the World Wide Web at: www.alexionpharm.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS WHICH MAY CAUSE ALEXION'S PLANS TO DIFFER OR RESULTS TO VARY FROM THOSE EXPECTED, INCLUDING THE RESULTS OF PRE-CLINICAL OR CLINICAL STUDIES (INCLUDING TERMINATION OR DELAY IN CLINICAL PROGRAMS OR INABILITY TO MOVE FORWARD TO THE NEXT PHASE OF CLINICAL DEVELOPMENT), THE NEED FOR ADDITIONAL RESEARCH AND TESTING, DELAYS IN DEVELOPING OR ARRANGING SATISFACTORY MANUFACTURING CAPABILITY, INABILITY TO ACCESS CAPITAL AND FUNDING ON A TIMELY BASIS AND ON FAVORABLE TERMS, DELAYS IN DEVELOPMENT OF OR ADVERSE CHANGES IN STATUS OF COMMERCIAL RELATIONSHIPS, THE POSSIBILITY THAT FAVORABLE RESULTS OF EARLIER CLINICAL TRIALS ARE NOT PREDICTIVE OF SAFETY AND EFFICACY RESULTS IN LATER CLINICAL TRIALS, DEPENDENCE ON PROCTER & GAMBLE PHARMACEUTICALS FOR PERFORMANCE OF DEVELOPMENT AND COMMERCIAL MATTERS RELATED TO PEXELIZUMAB, THE RISK THAT THIRD PARTIES WON'T AGREE TO LICENSE US ON REASONABLE TERMS THEIR INTELLECTUAL PROPERTY NECESSARY FOR US TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS, AND A VARIETY OF OTHER RISKS SET FORTH FROM TIME TO TIME IN ALEXION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN ALEXION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JULY 31, 2001. EXCEPT IN SPECIAL CIRCUMSTANCES IN WHICH A DUTY TO UPDATE ARISES UNDER LAW WHEN PRIOR DISCLOSURE BECOMES MATERIALLY MISLEADING IN LIGHT OF SUBSEQUENT EVENTS, ALEXION DOES NOT INTEND TO UPDATE ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.